Exhibit 10.2

HALL TEES, INC.

ADVANCES AGREEMENT

This agreement dated September 30, 2007, between Hall Tees and Promotions, LLC, (“Halltees”) and William Lewis, (“President”) is for cash advances made by the President to Halltees for operating needs.  There is no set advance maximum and funding of the advances is at the discretion of the President.  The monies are advances and expected to be repaid when cash-flow dictates.  There is no specified date for repayment and no interest accrues.

Any amendments to this agreement must be approved by both parties in writing.

/s/ William Lewis
_______________________________
Hall Tees, Inc.
By William Lewis, President

/s/ William Lewis
_______________________________
William Lewis